Exhibit 24.2



           Consent of Independent Public Accounts


   As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on form S-8 and the related Prospectus of our reports dated January 22, 1993, included and incorporated by reference in Consolidated Freightways, Inc.'s Form 10-K for the year ended December 31, 1992, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen & Co.

San Francisco, California
March 9, 1994